Exhibit 21

CAESARS ACQUISITION COMPANY
LIST OF SUBSIDIARIES
As of March 13, 2015

Name	Jurisdiction of Incorporation
3535 LV Newco, LLC	Delaware
3708 Las Vegas Boulevard, LLC[5]	Delaware
Boardwalk Ltd.	Israel
Caesars Baltimore Investment Company, LLC	Delaware
Caesars Enterprise Services, LLC[6]	Delaware
Caesars Growth Bally's LV, LLC	Delaware
Caesars Growth Baltimore Fee, LLC	Delaware
Caesars Growth Bonds, LLC	Delaware
Caesars Growth Cromwell, LLC	Delaware
Caesars Growth Harrah's New Orleans, LLC	Delaware
Caesars Growth Laundry, LLC	Delaware
Caesars Growth Partners, LLC[7]	Delaware
Caesars Growth PH, LLC	Delaware
Caesars Growth PH Fee, LLC	Delaware
Caesars Growth Properties Finance, Inc.	Delaware
Caesars Growth Properties Holdings, LLC	Delaware
Caesars Growth Properties Parent, LLC	Delaware
Caesars Growth Quad, LLC	Delaware
Caesars Interactive Entertainment (Canada), Inc.	Canada
Caesars Interactive Entertainment (Hong Kong) Limited	Hong Kong
Caesars Interactive Entertainment New Jersey, LLC	New Jersey
Caesars Interactive Entertainment (UK), Ltd.	England/Wales
Caesars Interactive Entertainment Israel Ltd.	Israel
Caesars Interactive Entertainment, Inc. [1]	Delaware
CBAC Borrower, LLC	Delaware
CBAC Gaming, LLC[2]	Delaware
CBAC Holding Company, LLC	Delaware
CCLV Holding, LLC	Delaware
CGP 3708 Las Vegas Boulevard, LLC	Delaware
CIE Growth, LLC	Delaware
CIE RMG (UK) Ltd.	England/Wales
CIE SMG UK Ltd.	England/Wales
Click Wall, Ltd. [3]	Israel
Corner Investment Company, LLC	Nevada
Corner Investment Holdings, LLC	Delaware
Corner Investment Propco, LLC	Delaware
CR Baltimore Holdings, LLC[4]	Delaware
Double Deuce Studios, LLC	Delaware
FHR Newco, LLC	Delaware
Flamingo-Laughlin Newco, LLC	Delaware
Home Run Ukraine, LLC	Ukraine
Homerun Argentina SRL	Argentina
Homerun Ciero SRL	Romania
Homerun, Ltd.	Israel

Homerun Russia, LLC	Russia
Jazz Casino Company, LLC	Louisiana
JCC Fulton Development, LLC	Louisiana
JCC Holding Company II, LLC	Delaware
Laundry Newco, LLC	Delaware
LVH Newco, LLC	Delaware
Pacific Interactive UK, Ltd.	England/Wales
Parball Newco, LLC	Delaware
PHWLV, LLC	Nevada
Playtika Bel, LLC	Belarus
Playtika K.K.	Japan
Playtika, Ltd.	Israel
Playtika Santa Monica Holdings, LLC	Nevada
Playtika Santa Monica, LLC	Nevada
Playtika Ukraine, LLC	Ukraine
Project Wild Ltd.	Israel
SMG Homerun UK Ltd.	England/Wales
SMG Viking UK Ltd.	England/Wales
TSP Owner, LLC	Delaware
Woodbury Casino, LLC	Delaware

1	84.20 % CIE Growth, LLC.; 15.80 % third party shareholders
2	69.93 % CR Baltimore Holdings, LLC ; 30.07% third party shareholders
3	75% Playtika Ltd; 25% third party shareholders
4	58.51% Caesars Baltimore Investment Company, LLC; 41.49% non-affiliate
5	50% CGP 3708 Las Vegas Boulevard, LLC; 50% non-affiliate
6	69% Caesars Entertainment Operating Company, Inc.: 20.2% CERP; 10.8% CGPH
7	42.47% Caesars Acquisition Company; 57.53 % affiliates of Caesars Entertainment Corporation